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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-34789, 333-80449, 333-97969, 333-87491 and 333-91507)
pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc., the 1999 Stock Incentive Plan of AMETEK, Inc., the 2002 Stock Incentive Plan of AMETEK, Inc., the AMETEK Retirement and Savings Plan and AMETEK 401(k) Plan for Acquired Businesses, and the AMETEK, Inc. Deferred Compensation Plan, respectively, and to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-75892), and in the related Prospectuses, of our reports dated March 4, 2005, with respect to the consolidated financial statements of AMETEK, Inc., AMETEK, Inc. Management's assessment of the effectiveness of Internal Control over Financial Reporting, and the effectiveness of Internal Control over Financial Reporting of AMETEK, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                       /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 7, 2005